SECURITIES AND EXCHANGE COMMISSION

                           Washington, DC 20549




                                 FORM 8-K
                              CURRENT REPORT




                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



    Date of Report (date of earliest event reported):  January 11, 1994



                            CORE INDUSTRIES INC
          (Exact name of registrant as specified in its charter)



       Nevada                     1-5024                       38-1052434
(State or other jurisdiction  (Commission File              (I.R.S. Employer
   of incorporation)              Number)                  Identification No.)


             P. O. Box 2000, Bloomfield Hills, Michigan 48304
           (Address of principal executive offices)  (zip code)



    Registrant's telephone number, including area code:  (810) 642-3400

















Item 4.   Changes in Registrant's Certifying Accountants.

     On January 11, 1994, the Registrant's Board of Directors, acting upon the recommendation of the Registrant's Audit Committee of the Board of Directors, selected the firm of Coopers & Lybrand to replace Deloitte & Touche as its certified public accountants. Deloitte & Touche was dismissed as the Registrant's certified public accountants as of that date.

     Deloitte & Touche's reports on the Registrant's financial statements for the past two years have not contained an adverse opinion or a disclaimer of opinion, nor were the reports qualified as to uncertainty, audit scope or accounting principles.

     There were no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure during the Registrant's two most recent fiscal years or any subsequent interim period preceding the dismissal of Deloitte & Touche.

     None of the kinds of events listed in Item 304(a)(1)(v) of Regulation S-K occurred within the Registrant's two most recent fiscal years and any subsequent interim period preceding the dismissal of Deloitte & Touche.

Item 7.   Financial Statements, Pro Forma
          Financial Information and Exhibits.

     (c)  Exhibits

     1. Letter from Deloitte & Touche addressed to the Securities and Exchange Commission (to be filed by amendment).



































                                SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              CORE INDUSTRIES INC
                              (Registrant)



Date:  January 13, 1994            /s/ RAYMOND H. STEBEN, JR.
                              Raymond H. Steben, Jr.
                              Vice President-Finance and CFO
                              (duly authorized officer)
















































                             INDEX TO EXHIBITS

Exhibit                                                                Page

1. Letter from Deloitte & Touche addressed to the Securities and Exchange Commission, dated January _____, 1994.